Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

May 9, 2012

Board of Directors
Killbuck Bancshares, Inc.

We have reviewed the accompanying consolidated balance sheet of Killbuck Bancshares, Inc. and its subsidiary as of March 31, 2012, and the related consolidated statements of income and comprehensive income for the three-month periods ended March 31, 2012 and 2011, and the consolidated statement of changes in shareholders' equity for the three-month period ended March 31, 2012, and the consolidated statements of cash flows for the three-month periods ended March 31, 2012 and 2011. These consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2011, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated March 5, 2012, we expressed an unqualified opinion on those consolidated financial statements.

/s/S.R. SNODGRASS, A.C.

S.R. Snodgrass, A.C.
980 National Road
Wheeling, WV 26003
Phone: 304-233-5030
Facsimile: 304-233-3062